SECOND AMENDED AND RESTATED LINE OF CREDIT NOTE

$15,000,000                                          Philadelphia, Pennsylvania
                                                     September 26, 1996

             FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, N.A. (successor to Meridian Bank) (the "Bank") on June 30, 1998 the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate outstanding principal under the Line of Credit extended under the Second Amended and Restated Loan Agreement dated the date hereof by and between the Borrower and the Bank (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions under which the loans evidenced hereby have been made, are secured, and may be prepaid or accelerated. This Note amends and restates and replaces (but does not discharge) the obligations of the Borrower under the Amended and Restated Line of Credit Note dated October 2, 1995, as such note has been amended, modified and/or extended.

             Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at the rate or rates set forth in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of any Event of Default, and continuing after entry of any judgment against the Borrower with respect to the obligations evidenced by this Note, interest shall accrue at an annual rate which shall be two percent (2%) above the rate of interest otherwise payable hereunder. Accrued interest shall be payable monthly on the first day of each month commencing with the month immediately following date hereof and if not paid when due, shall be added to the principal.

             All amounts payable by the Borrower to the Bank hereunder shall be paid directly to the Bank at 35 North Sixth Street, Reading, Pennsylvania 19603 (or at such other address of which the Bank shall give notice to the Borrower in accordance with the Loan Agreement) in immediately available funds.

             The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

             The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

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             IN WITNESS WHEREOF, and intending to be legally bound hereby, the
Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                             BLONDER TONGUE LABORATORIES, INC.


                                             By:______________________________

                                             Title:___________________________









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STATE OF                           :
                                   :  SS
COUNTY OF                          :


         I CERTIFY that on September 26, 1996, James A. Luksch, the President of BLONDER TONGUE LABORATORIES, INC., a Delaware corporation, personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he was authorized to execute the same as the act of said corporation.


                                   ------------------------------

                                   Name:_________________________

                                   Title:________________________



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